As filed with the Securities and Exchange Commission on February 9, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-175395-01

FORM S-3 REGISTRATION STATEMENT NO. 333-125682

FORM S-3 REGISTRATION STATEMENT NO. 333-116461

FORM S-3 REGISTRATION STATEMENT NO. 333-114916
FORM S-3 REGISTRATION STATEMENT NO. 333-109657
FORM S-3 REGISTRATION STATEMENT NO. 333-104394
FORM S-3 REGISTRATION STATEMENT NO. 333-76546
FORM S-3 REGISTRATION STATEMENT NO. 333-61508
FORM S-3 REGISTRATION STATEMENT NO. 333-50547
FORM S-3 REGISTRATION STATEMENT NO. 333-14973

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-12533
FORM S-3 REGISTRATION STATEMENT NO. 333-04027

POST-EFFECTIVE AMENDMENT NO. 4 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-119313

UNDER THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue

Oklahoma City, Oklahoma
(405) 848-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Webb

Executive Vice President – General Counsel

and Corporate Secretary

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118-1044

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julian J. Seiguer

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale of the securities to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by Chesapeake Energy Corporation (the “Company”) to deregister all securities remaining unsold under the following Registration Statements on Form S-3 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)

Registration Statement on Form S-3 (No. 333-175395), pertaining to the registration of an aggregate of 29,181,250 common units of the Company, which was originally filed with the SEC on July 7, 2011 and amended on August 19, 2011, September 19, 2011, October 18, 2011, October 31, 2011, November 2, 2011 and November 9, 2011;

(2)

Registration Statement on Form S-3 (No. 333-125682), pertaining to the registration of an aggregate amount of 4,600,000 shares of convertible preferred stock of the Company, which was filed with the SEC on June 9, 2005;

(3)

Registration Statement on Form S-3 (No. 333-119313), pertaining to the registration of an indeterminate principal amount or number of debt securities, preferred stock, depositary shares and common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $600,000,000, which was originally filed with the SEC on September 28, 2004 and amended on July 26, 2005, August 3, 2005 and August 12, 2005;

(4)

Registration Statement on Form S-3 (No. 333-116461), pertaining to the registration of 313,250 shares of cumulative preferred stock of the Company, which was originally filed with the SEC on June 14, 2004 and amended on July 2, 2004;

(5)

Registration Statement on Form S-3 (No. 333-114916), pertaining to the registration of an indeterminate principal amount or number of debt securities, preferred stock, depositary shares and common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $600,000,000, which was originally filed with the SEC on April 27, 2004;

(6)

Registration Statement on Form S-3 (No. 333-109657), pertaining to the registration of an indeterminate principal amount or number of debt securities, preferred stock, depositary shares and common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $500,000,000, which was filed with the SEC on October 14, 2003;

(7)

Registration Statement on Form S-3 (No. 333-104394), pertaining to the registration of an aggregate amount of 4,600,000 shares of convertible preferred stock of the Company, which was originally filed with the SEC on April 9, 2003 and amended on June 11, 2003 and September 18, 2003;

(8)

Registration Statement on Form S-3 (No. 333-96863), pertaining to the registration of an indeterminate principal amount or number of debt securities, preferred stock, depositary shares and common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $500,000,000, which was filed with the SEC on July 22, 2002;

(9)

Registration Statement on Form S-3 (No. 333-76546), pertaining to the registration of an aggregate amount of 3,000,000 shares of convertible preferred stock of the Company, which was filed with the SEC on January 10, 2002;

(10)

Registration Statement on Form S-3 (No. 333-61508), pertaining to the registration of an aggregate amount of 462,690 common stock purchase warrants and 2,235,783 shares of common stock of the Company, which was filed with the SEC on April 9, 2003 and amended on May 23, 2001;

(11)

Registration Statement on Form S-3 (No. 333-50547), pertaining to the registration of an aggregate amount of 6,683,129 shares of common stock of the Company, which was originally filed with the SEC on April 21, 1998;

(12)

Registration Statement on Form S-3 (No. 333-14973), pertaining to the registration of an aggregate amount of 3,737,500 shares of common stock of the Company, which was filed with the SEC on October 28, 1996 and amended on November 19, 1996;

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(13)

Registration Statement on Form S-3 (No. 333-12533), pertaining to the registration of an aggregate amount of 48,600 shares of common stock of the Company, which was originally filed with the SEC on September 23, 1996 and amended on September 26, 1996 and February 11, 1997; and

(14)

Registration Statement on Form S-3 (No. 333-04027), pertaining to the registration of an aggregate amount of 587,000 shares of common stock of the Company, which was originally filed with the SEC on May 20, 1996 and amended on February 11, 1997.

On June 28, 2020, the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas. The Company’s Chapter 11 Cases were jointly administered under the caption In re Chesapeake Energy Corporation, et al., No. 20-33233 (DRJ).

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Oklahoma City, State of Oklahoma, on February 9, 2021.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary

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